UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2005
TALX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)
1850 Borman Court
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure
     On August 3, 2005, TALX Corporation (the “Company”) will be presenting at the RBC Capital Markets 2005 North American Technology Conference in San Francisco. William W. Canfield, president and CEO, and L. Keith Graves, vice president and CFO, will provide an overview of the Company, its strategies and its growth opportunities. The slide presentation for use in conjunction with this presentation is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
     The presentation will be available via webcast on the Company’s website located at www.talx.com/2006, although the Company reserves the right to discontinue its availability at any time.
Non-GAAP Financial Measures
     The slide presentation contains non-GAAP presentations of fiscal 2005 operating margin, earnings from continuing operations and diluted earnings per share which exclude a charge related to the Company’s SEC settlement. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Management uses these non-GAAP measures internally to evaluate the performance of the business, including allocation of assets and resources, planning, comparison of financial performance between historical periods and evaluation and compensation of management and staff. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because these measures exclude elements that management does not consider to be indicative of earnings from ongoing operating activities and allow for an equivalent comparison to prior-period results.
     The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005		TALX CORPORATION

By:

/s/ L. Keith Graves

L. Keith Graves
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Slide Presentation for August 3, 2005 Presentation at the RBC Capital Markets 2005 North American Technology Conference